EXHIBIT 99


John D. Milton, Jr.				904/355-1781, Ext. 258
Executive Vice President, Treasurer & CFO



FLORIDA ROCK INDUSTRIES, INC. ANNOUNCES THIRD QUARTER RESULTS

Jacksonville, Florida: July 30, 2007- Florida Rock Industries, Inc. (NYSE-FRK) today announced net income of $36,054,000 or $.54 per diluted share for the third quarter of fiscal year 2007 versus $58,317,000 or $.87 per diluted share for the same quarter of fiscal year 2006. Merger expenses of $4,422,000 ($2,852,000 after tax) are included in this third quarter net income.

Consolidated total sales for the quarter decreased 23.6% to $275,631,000 from $360,993,000 in the same quarter last year driven by volume decreases in all three segments and lower sales prices for cement and concrete block. Aggregates volume decreased 20.9%, ready-mix yards decreased 25.8%, block volume fell 52.9% and cement tonnage decreased 27.5% over the third quarter of 2006. Gross profit decreased 30.4% to $84,475,000 compared to $121,405,000 in the same quarter last year. Aggregate prices at producing locations were up 16.8% over the third quarter last year and ready-mix concrete prices held on to a 3.6% year over year gain.

Third quarter FY 2007 operating profit decreased 40.0% to $54,181,000 as compared to $90,296,000 in the third quarter of 2006. There are no real estate gains included in this quarter's operating profit versus $1,621,000 for the same quarter last year.

Selling, general and administrative expenses for the third quarter of fiscal year 2007 were $30,294,000 or 11.0% of sales as compared to $32,730,000 and 9.1% of sales for the third quarter of 2006. The dollar decrease is primarily attributable to the decrease in profit sharing and management incentive compensation, which is tied to earnings exclusive of real estate gains. This year's third quarter included $4.4 million of expenses (before taxes) related to the proposed merger of the Company with Vulcan Materials Company.

Commenting on the third quarter of fiscal year 2007 results, President and CEO John Baker stated that:

       "While the significant decline in residential construction remains with us and is yet to level out, non-residential and transportation spending remain strong. We continue to focus on our costs even as we pursue the remaining steps to consummate our pending merger with Vulcan."

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For the nine months ended June 30, 2007, consolidated total sales decreased
20.5% to $820,367,000 from $1,031,332,000 in the same period of fiscal year 2006. For the same period gross profit decreased 26.8% to $245,012,000 from $334,803,000. Net income for the nine months decreased 32.6% to $106,543,000 versus $158,142,000 in fiscal year 2006. After-tax real estate gains in 2007 were $2,565,000 compared to after-tax real estate gains in the first nine months of 2006 of $2,103,000 (including after-tax gains of $1,802,000 from an exchange included in other income). Merger expenses for the nine months were $7,422,000 ($4,787,000 after tax).

Outlook: The outlook for non-residential construction, highway and infrastructure spending remains positive but residential construction continues to show weakness with no clear signs of leveling.

The Company will also host a conference call at 11:00 a.m. E.D.T. on Tuesday, July 31, 2007. Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-682-4386 (security code FLAROCK) within the United States. International callers may dial 334-323-7224 (security code FLAROCK). Computer audio is available via the Internet through the Conference America, Inc. website at p://www.yourcall.com/real/players/frk073107.ram or via the Company's website at http://www.flarock.com. If using the Company's website, click on the Investor Relations tab, then select Florida Rock Industries, Inc. Conference Stream, next select the appropriate link for the current conference. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-7226. The passcode for the audio replay is 52723035. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Florida Rock Industries, Inc. is one of the nation's leading producers of construction aggregates, a major provider of ready-mixed concrete and concrete products in the Southeastern and Mid-Atlantic States and a significant supplier of cement in Florida and Georgia.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include our ability to continue to mine at the Miami quarry following the recent court ruling invalidating our permit, risks and uncertainties related to approval and consummation of the proposed merger with Vulcan Materials Company, general business conditions, competitive factors, political, economic, regulatory and weather conditions, pricing, government spending levels on transportation projects, interest rate changes, energy and transportation costs and technological contingencies. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

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                         FLORIDA ROCK INDUSTRIES, INC.
                  Summary of Consolidated Sales and Earnings
               (Amounts in thousands except per share amounts)
                                 (Unaudited)

                 FOR THE THREE AND NINE MONTHS ENDED JUNE 30

      	                  THREE MONTHS	                   NINE MONTHS
                          2007      2006                  2007    2006
                          ----      ----                  ----    ----

Net Sales              $267,340     349,333             797,205  1,001,667
Freight Revenues          8,291      11,660              23,162     29,665
                        -------     -------             -------  ---------
       Total Sales      275,631     360,993             820,367  1,031,332
Gross Profit             84,475     121,405             245,012    334,803
Operating Profit         54,181      90,296             161,672    242,421
Interest Income/Expense
 (net)                      257         685               2,213      1,754
Other Income/Expense
 (net)                      992         890               1,340      4,895
Income before taxes      55,430      91,871             165,225    249,070
Net Income              $36,054      58,317             106,543    158,142
Earnings per common share:
Basic                      $.54        $.89                1.62       2.41
Diluted                    $.54        $.87                1.59       2.36
Weighted average shares outstanding:
Basic                    66,366      65,778              65,753     65,671
Diluted                  67,241      67,058              66,836     66,921

                         FLORIDA ROCK INDUSTRIES, INC.
                              Balance Sheet Data
                            (Amounts in thousands)
                                   (Unaudited)
                                         June 30, 2007   September 30, 2006
Cash and cash equivalents                 $     41,570               93,353
Accounts receivable, net                       155,368              150,088
Inventories                                     55,722               53,015
Other current assets                            10,983                8,735
Property, plant and equipment, net             830,182              690,012
Other non-current assets                       245,366              241,057
                                               -------              -------
	Total Assets                        $1,339,191            1,236,260
                                            ==========            =========

Current liabilities                         $  132,967              151,266
Long-term debt (excluding current
   maturities)                                  16,250               16,423
Deferred income taxes                           96,965               92,449
Other non-current liabilities                   61,519               60,226
Shareholders' equity                         1,031,490              915,896
                                             ---------              -------
	Total Liabilities and Shareholders'
          Equity                           $ 1,339,191            1,236,260
                                           ===========            =========
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                          FLORIDA ROCK INDUSTRIES, INC.
                Business Segments Volumes and Price Comparisons.
                                   (Unaudited)

                                2007        2006       2007        2006
                                ----        ----       ----        ----
                          Third Quarter Third Quarter   YTD         YTD

Product Volumes:
   Ready-Mix Yards            1,470,042   1,980,434   4,309,258   5,716,386
   Block                     10,225,207  21,729,4293  6,754,574  67,049,266
   Aggregate Producing Tons   9,577,976   12,105,365 27,280,213  33,457,359
   Cement Tons                  429,552      592,643  1,315,778   1,811,094

Average Prices:
   Ready-Mix Yards             $  99.00        95.59  $  100.37       93.43
   Block                       $   1.33         1.39  $    1.37        1.36
   Aggregate Producing Tons    $   8.90         7.62  $    8.76        7.46
   Cement Tons                 $  97.14       101.38  $   99.41       97.88

                          FLORIDA ROCK INDUSTRIES, INC.
                                Business Segments
                              (Amounts in thousands)
                                    (Unaudited)

The Company has identified its business segments as Aggregates, Concrete Products, Cement and Calcium Products. All of the Company's operations are located in the southeastern and mid-Atlantic states and each is managed separately along product lines. Operating results for the Company's business segments are as follows:


                               Three Months Ended        Nine Months Ended
                                     June 30                  June 30
                               2006       2007           2006       2007
                               ----       ----           ----       ----
Net Sales, excluding freight
	Aggregates            $ 96,320    98,835       269,780    282,266
        Concrete products      164,547   231,296       501,140    660,613
        Cement and calcium      41,328    61,200       131,457    180,522
        Inter-segment sales    (34,855)  (41,998)     (105,172)  (121,734)
                               --------  --------     ---------  ---------
Total Net Sales, excluding
  freight                     $267,340   349,333       797,205  1,001,667
                              ========   =======       =======  =========

Operating Profit
	Aggregates            $ 29,247    31,704        72,309     81,756
	Concrete products       19,649    42,953        60,230    119,606
	Cement and calcium      13,347    23,787        45,016     64,145
	Corporate overhead      (8,062)   (8,148)      (15,883)   (23,086)
                                -------   -------      --------   --------
Total Operating profit        $ 54,181    90,296       161,672    242,421
                              ========    ======       =======    =======

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